Exhibit 4.1




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                      DAIMLERCHRYSLER MASTER OWNER TRUST

                             AMENDED AND RESTATED
                                TRUST AGREEMENT

                         dated as of December 16, 2004


                                    between


                  DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC,
                                as Beneficiary,


                                      and


               CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION,
                               as Owner Trustee



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                               TABLE OF CONTENTS


                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.01   Definitions...................................................1
SECTION 1.02   Generic Terms.................................................5

                                  ARTICLE II
                                 ORGANIZATION;
                   DECLARATION OF TRUST BY THE OWNER TRUSTEE

SECTION 2.01   Formation of Trust; Name......................................5
SECTION 2.02   Transfer of Property to Trust; Initial Capital
               Contribution of Trust Estate..................................5
SECTION 2.03   Purposes and Powers; Trust to Operate as a Single
               Purpose Entity................................................6
SECTION 2.04   Appointment of Owner Trustee..................................9
SECTION 2.05   Declaration of Trust..........................................9
SECTION 2.06   Title to Trust Estate.........................................9
SECTION 2.07   Nature of Interest in the Trust Estate........................9
SECTION 2.08   Creation of Trust; Principal Office of Owner Trustee..........9
SECTION 2.09   Tax Matters..................................................10
SECTION 2.10   Fiscal Year..................................................10
SECTION 2.11   Limitation on Liability of DCWR and Others...................10

                                 ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF THE BENEFICIARY

SECTION 3.01   Representations and Warranties of the Beneficiary............10

                                  ARTICLE IV
                            DISTRIBUTIONS OF FUNDS

SECTION 4.01   Distribution of Funds........................................11
SECTION 4.02   Payments from Trust Estate Only..............................12
SECTION 4.03   Method of Payment............................................12
SECTION 4.04   Establishment of Account.....................................12

                                   ARTICLE V

                          DUTIES OF THE OWNER TRUSTEE

SECTION 5.01   Action Upon Instructions.....................................13
SECTION 5.02   No Duty to Act Under Certain Circumstances...................14
SECTION 5.03   No Duties Except Under Specified Agreements or
               Instructions.................................................14
SECTION 5.04   Trust Operation..............................................15
SECTION 5.05   Execution of Documents.......................................15
SECTION 5.06   Nonpetition Covenants........................................16



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                                  ARTICLE VI
                          CONCERNING THE TRUSTEE BANK

SECTION 6.01   Acceptance of Trust and Duties...............................16
SECTION 6.02   Furnishing of Documents......................................17
SECTION 6.03   Representations and Warranties as to the Trust Estate........17
SECTION 6.04   Signature of Periodic Filings................................18
SECTION 6.05   Reliance; Advice of Counsel..................................18
SECTION 6.06   Not Acting in Individual Capacity............................18
SECTION 6.07   Representations and Warranties...............................18

                                  ARTICLE VII
                        TERMINATION OF TRUST AGREEMENT

SECTION 7.01   Termination of Trust Agreement...............................19

                                 ARTICLE VIII
                     SUCCESSOR OWNER TRUSTEES, CO-TRUSTEES
                          AND SEPARATE OWNER TRUSTEES

SECTION 8.01   Resignation and Removal of the Owner Trustee;
               Appointment of Successors....................................20
SECTION 8.02   Transfer Procedures..........................................21
SECTION 8.03   Qualification of Owner Trustee...............................21
SECTION 8.04   Co-trustees and Separate Owner Trustees......................21
SECTION 8.05   Merger or Consolidation of Owner Trustee.....................22

                                  ARTICLE IX
                                  AMENDMENTS

SECTION 9.01   Amendments...................................................22

                                   ARTICLE X
                           THE SELLER'S CERTIFICATES

SECTION 10.01  Initial Beneficiary of Trust.................................23
SECTION 10.02  The Seller's Certificates....................................23
SECTION 10.03  Authentication of Seller's Certificates......................24
SECTION 10.04  Registration of Seller's Certificates; Limitations on
               Transfer.....................................................24
SECTION 10.05  Mutilated, Destroyed, Lost or Stolen Seller's
               Certificates.................................................25
SECTION 10.06  Maintenance of Office or Agency..............................26
SECTION 10.07  Persons Deemed Holders.......................................26
SECTION 10.08  Holders' Names and Addresses.................................26
SECTION 10.09  Appointment of Certificate Paying Agent......................26
SECTION 10.10  Partial Transfer of the DCMOT Certificate; Issuance and
               Transfer of Supplemental Certificates........................27
SECTION 10.11  Transfer of the DCMOT Certificate in Whole...................28
SECTION 10.12  Transfer Restrictions........................................28



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                                  ARTICLE XI
               COMPENSATION OF TRUSTEE BANK AND INDEMNIFICATION

SECTION 11.01  Trustee Bank Fees and Expenses...............................29
SECTION 11.02  Indemnification..............................................29

                                  ARTICLE XII
                                 MISCELLANEOUS

SECTION 12.01  Conveyance by the Owner Trustee is Binding...................30
SECTION 12.02  Instructions; Notices........................................30
SECTION 12.03  Severability.................................................31
SECTION 12.04  Limitation of Liability......................................31
SECTION 12.05  Separate Counterparts........................................31
SECTION 12.06  Successors and Assigns.......................................31
SECTION 12.07  Headings.....................................................31
SECTION 12.08  Governing Law................................................31
SECTION 12.09  No Recourse..................................................32


                                   EXHIBITS

EXHIBIT A   Form of Certificate of Trust of DaimlerChrysler Master Owner Trust
EXHIBIT B   Form of DCMOT Certificate
EXHIBIT C   Form of Transferor Certification
EXHIBIT D   Form of Investment Letter
EXHIBIT E   Form of Rule 144A Letter



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            AMENDED AND RESTATED TRUST AGREEMENT dated as of December 16,
2004, between DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC, a Delaware limited liability company ("DCWR"), as Beneficiary, and CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, a national banking association, as Owner Trustee.

                                  WITNESSETH:

            WHEREAS, DCWR and the Owner Trustee entered into a Trust Agreement dated as of June 1, 2002 (the "Existing Trust Agreement"), for the purpose of forming DaimlerChrysler Master Owner Trust (the "Trust"); and

            WHEREAS, the parties hereto, by their execution and delivery hereof, will continue the Trust and provide for, among other things, the direct ownership of the Receivables by the Trust and the issuance by the Trust to DCWR of the DCMOT Certificate, which, until the issuance of any Supplemental Certificates as herein provided, shall be the sole Seller's Certificate evidencing 100% of the Seller's Interest in the Trust Estate.

            NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree to amend and restate the Existing Trust Agreement in its entirety as follows:

                                   ARTICLE I

                                  DEFINITIONS

            SECTION 1.01 Definitions. Capitalized terms used herein and not defined herein have the meaning assigned to them in the Sale and Servicing Agreement or the Indenture, as the case may be. For purposes of this Agreement, the following terms have the following meanings:

            "Agreement" means this Amended and Restated Trust Agreement, as the same may be amended, modified or supplemented from time to time.

            "Beneficiary" means DCWR, as beneficial owner of the Trust; provided that, upon the issuance of the DCMOT Certificate as herein provided, the Holder of the DCMOT Certificate shall be the "Beneficiary" hereunder. For the avoidance of doubt, no Holder of any Supplemental Certificate shall be the "Beneficiary" hereunder.

            "Beneficiary Trust Account" means the account established by the Owner Trustee on behalf of the Trust in accordance with Section 4.04.

            "Benefit Plan" is defined in Section 10.12(b).

            "BNY" means The Bank of New York, a New York banking corporation and its successors.



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            "Certificate of Trust" means the Certificate of Trust
substantially in the form attached hereto as Exhibit A which has been filed for the Trust pursuant to Section 3810(a) of the Delaware Statutory Trust Act.

            "Certificate Paying Agent" means, initially, BNY, in its capacity as Certificate Paying Agent, or any successor to it in that capacity as appointed pursuant to Section 10.09.

            "Certificate Register" means the register maintained by the Certificate Registrar pursuant to Section 10.04 in which the Certificate Registrar shall provide for the registration of the Seller's Certificates and of transfers and exchanges thereof.

            "Certificate Registrar" means, initially, BNY, in its capacity as Certificate Registrar, or any successor to it in that capacity as appointed pursuant to Section 10.04.

            "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

            "DCMOT Certificate" means the certificate substantially in the form attached hereto as Exhibit B issued by the Trust.

            "Delaware Statutory Trust Act" means the Delaware Statutory Trust Act (formerly, the Delaware Business Trust Act), 12 Del. C. ss.ss. 3801, et seq., as amended from time to time, and any successor statute thereto.

            "Deliveries" is defined in Section 12.02.

            "Designated Affiliate" is defined in the Sale and Servicing
Agreement.

            "Disqualification Event" with respect to the Owner Trustee means
(a) the bankruptcy, insolvency or dissolution of the Owner Trustee, (b) the occurrence of the date of resignation of the Owner Trustee, as set forth in a notice of resignation given pursuant to Section 8.01, or (c) the delivery to the Owner Trustee of the instrument or instruments of removal referred to in
Section 8.01 (or, if such instruments specify a later effective date of removal, the occurrence of such later date), or (d) failure of the Owner Trustee to qualify under the requirements of Section 8.03.

            "Effective Date" means December 16, 2004.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Existing Trust Agreement" is defined in the recitals of this Agreement.

            "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.




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            "Holder" means the Person in whose name a Seller's Certificate
(whether the DCMOT Certificate or any Supplement Certificate) is registered in the Certificate Register. The initial Holder of the DCMOT Certificate is DCWR.

            "Indemnified Person" is defined in Section 11.02.

            "Indenture" means the Amended and Restated Indenture, dated as of December 16, 2004, between the Trust and the Indenture Trustee, which by its terms is identified as being the Indenture referred to herein, as amended, restated, supplemented or otherwise modified from time to time.

            "Indenture Trustee" means The Bank of New York, as indenture trustee under the Indenture, and each successor indenture trustee under the Indenture.

            "Investment Letter" is defined in Section 10.12(a).

            "Issuer Tax Opinion" is defined in the Indenture.

            "Note" is defined in the Indenture.

            "Noteholder" is defined in the Indenture.

            "Note Rating Agency" is defined in the Indenture.

            "Opinion of Counsel" shall mean a written opinion of counsel, who may be an employee of or counsel to the Trust, the Beneficiary or any of their Affiliates and who shall be reasonably acceptable to the Owner Trustee.

            "Owner Trustee" means Chase Manhattan Bank USA, National Association, a national banking association, not in its individual capacity but solely in its capacity as owner trustee hereunder, and each successor trustee under Article VIII, in its capacity as owner trustee hereunder, and each co-trustee under and to the extent provided in Section 8.04, in its capacity as owner trustee hereunder.

            "Percentage Interest" means, with respect to a Seller's Certificate, the percentage interest, as stated on the face thereof (or otherwise as indicated in the Certificate Register), in the distributions in respect of the Seller's Interest pursuant to this Agreement.

            "Person" means any legal person, including any individual, corporation, partnership (general or limited), limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

            "Periodic Filing" means any filing or submission that the Trust is required to make with any Governmental Authority.

            "Program Amendment Agreement" means the Program Amendment Agreement, dated as of December 16, 2004, among DCWR, DaimlerChrysler Services North America LLC,



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The Bank of New York, the Trust and the Owner Trustee, as amended, restated, supplemented or otherwise modified from time to time.

            "Record Date" means, with respect to any date on which distributions are to be made on the Seller's Certificates, the first day of the calendar month in which such date occurs.

            "Requirements of Law" means, for any Person, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local.

            "Rule 144A Letter" is defined in Section 10.12(a).

            "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of December 16, 2004, among the Seller, DaimlerChrysler Services North America LLC, as servicer, and the Trust, as amended, restated, supplemented or otherwise modified from time to time.

            "Secretary of State" means the Office of the Secretary of State of the State of Delaware.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Seller" means DCWR, as seller under the Sale and Servicing Agreement, and its successors in interest to the extent permitted thereunder.

            "Seller's Certificates" means, collectively, the DCMOT Certificate and any outstanding Supplemental Certificates. The Seller's Certificates shall, in the aggregate, evidence 100% of the Seller's Interest. As of the Effective Date, the DCMOT Certificate is the sole Seller's Certificate.

            "Seller's Interest" is defined in the Sale and Servicing
Agreement.

            "Supplemental Certificate" means any certificate issued by the Trust pursuant to Section 10.10.

            "Supplemental Certificate Amendment" is defined in Section
10.10(a).

            "Transaction Documents" means the Sale and Servicing Agreement, the Indenture, any Indenture Supplement thereto, the Certificate of Trust, the Administration Agreement, any Enhancement Agreements and other documents delivered in connection herewith or therewith.

            "Transferor Certification" is defined in Section 10.12(a).

            "Trust" means the trust created by this Agreement and the filing of the Certificate of Trust with the Secretary of State.



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            "Trust Estate" is defined in Section 2.05.

            "Trustee Bank" means Chase Manhattan Bank USA, National Association in its individual capacity, each bank appointed as successor Owner Trustee under Article VIII in its individual capacity and each bank appointed as co-trustee under and to the extent provided in Section 8.04 in its individual capacity.

            SECTION 1.02. Generic Terms.

            (a) The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms will refer to this Agreement.

            (b) Unless otherwise indicated in context, the terms "Section," "Exhibit" or "Schedule" will refer to a Section of, or an Exhibit or Schedule to, this Agreement.

            (c) Words of the masculine, feminine or neuter gender mean and include the correlative words of other genders, and words importing the singular number mean and include the plural number and vice versa.

            (d) The terms "include," "including" and similar terms will be construed as if followed by the phrase "without limitation."

            (e) All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or in connection herewith unless otherwise defined therein.

            (f) Any agreement, instrument or statute defined or referred to herein or in any certificate or other document made or delivered pursuant hereto or in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

                                 ORGANIZATION;
                   DECLARATION OF TRUST BY THE OWNER TRUSTEE

            SECTION 2.01. Formation of Trust; Name. The Trust is hereby continued and is to be known as "DaimlerChrysler Master Owner Trust", under which name the Owner Trustee or the Beneficiary may conduct any activities and business of the Trust contemplated hereby, execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

            SECTION 2.02. Transfer of Property to Trust; Initial Capital Contribution of Trust Estate. As of the date of the Existing Trust Agreement, the Beneficiary sold, assigned, granted and transferred over to the Owner Trustee $1.00. The Owner Trustee hereby



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acknowledges receipt in trust from the Beneficiary of the foregoing contribution, which constituted the initial Trust Estate.

            SECTION 2.03. Purposes and Powers; Trust to Operate as a Single Purpose Entity.

            (a) The purpose of the Trust is to engage solely in a program of acquiring the Receivables and related Collateral Security under the Sale and Servicing Agreement and issuing Notes under the Indenture and related activities. Without limiting the generality of the foregoing, the Trust may and shall have the power and authority to:

                  (i) acquire from the Seller the Receivables and related Collateral Security under the Sale and Servicing Agreement, including the Receivables and related Collateral Security acquired from CARCO Auto Loan Master Trust under the Program Amendment Agreement;

                  (ii) from time to time, grant a security interest in the Receivables and related Collateral Security, and grant a security interest in accounts established, and Enhancement Agreements entered into, for the benefit of indebtedness of the Trust under the Indenture;

                  (iii) from time to time authorize and approve the issuance of Notes pursuant to the Indenture without limitation to aggregate amounts and, in connection therewith, determine the terms and provisions of such Notes and of the issuance and sale thereof, including the following:

                        (A) determining the principal amount of the Notes;

                        (B) determining the maturity date of the Notes;

                        (C) determining the rate of interest, if any, to be
            paid on the Notes;

                        (D) determining the price or prices at which such
            Notes will be sold by the Trust;

                        (E) determining the provisions, if any, for the
            redemption of such Notes;

                        (F) determining the form, terms and provisions of the
            indentures, fiscal agency agreements or other instruments under which the Notes may be issued and the banks or trust companies to act as trustees, fiscal agents and paying agents thereunder;

                        (G) preparing and filing all documents necessary or
            appropriate in connection with the registration of the Notes under the Securities Act, the qualification of indentures under the Trust Indenture Act of 1939, as amended,



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            and the qualification under any other applicable federal, foreign, state, local or other governmental requirements;

                        (H) preparing any prospectus, offering memorandum,
            private placement memorandum or other descriptive material relating to the issuance of the Notes;

                        (I) listing the Notes on any United States or
            non-United States securities exchange;

                        (J) entering into Enhancement Agreements, including
            one or more interest rate or currency swaps, caps, collars, guaranteed investment contracts or other derivative agreements with counterparties (which may include, without limitation, DCWR or any of its affiliates) to manage interest rate or currency risk relating to the Notes;

                        (K) appointing a paying agent or agents for purposes
            of payments on the Notes; and

                        (L) arranging for the underwriting, subscription,
            purchase or placement of the Notes and selecting underwriters, managers and purchasers or agents for that purpose;

                  (iv) from time to time receive payments and proceeds with respect to the Receivables, the related Collateral Security and other property of the Trust Estate and either invest or distribute those payments and proceeds;

                  (v) from time to time make deposits to and withdrawals from accounts established under the Indenture;

                  (vi) from time to time make and receive payments pursuant to Enhancement Agreements, including derivative agreements;

                  (vii) from time to time make payments on the Notes;

                  (viii)from time to time acquire additional collateral from DCWR or any special purpose vehicle established by DCWR;

                  (ix) from time to time perform such obligations and exercise and enforce such rights and pursue such remedies as may be appropriate by virtue of the Trust being party to any of the agreements contemplated in clauses (i) through (viii) above;

                  (x) issue the DCMOT Certificate and the Supplemental Certificates and, in connection with the issuance of any Supplemental Certificates, enter into the related Supplemental Certificate Amendment; and

                  (xi) amend this Agreement and other documents to reflect or facilitate the direct ownership of Receivables by the Trust.



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In connection with any of the foregoing, the Trust may (x) execute and deliver, and/or accept, such instruments, agreements, certificates, Uniform Commercial Code financing statements and other documents, and create such security interests, as may be necessary or desirable in connection therewith, and (y) subject to the terms of this Agreement, take such other action as may be necessary, helpful or incidental to the foregoing.

            (b) The Owner Trustee and the Beneficiary, on behalf of the Trust, are hereby authorized and shall have the power to execute and deliver from time to time loan agreements, underwriting agreements, selling agent agreements, purchase agreements, private placement agreements, swap and other derivative agreements, including performance agreements, indentures, indenture supplements, notes, security agreements, and other agreements and instruments as are consistent with the purposes of the Trust. Without limiting the generality of the foregoing, the Beneficiary and the Owner Trustee, on behalf of the Trust, are specifically authorized to execute and deliver without any further act, vote or approval, and notwithstanding any other provision of this Agreement, the Delaware Statutory Trust Act or other applicable law, rule or regulation, agreements, documents or securities relating to the purposes of the Trust including:

                  (i) the Sale and Servicing Agreement, the Indenture, each Indenture Supplement, each document related to each such document, and each other Transaction Document to which it is to be a party and each related document;

                  (ii) the Notes;

                  (iii) each Enhancement Agreement, including any interest rate or currency swap, cap, collar, guaranteed investment contract or other derivative agreement, including agreements related thereto, between the Trust and a counterparty (which may include, without limitation, DCWR or any of its affiliates) to manage interest rate or currency risk relating to the Notes; and

                  (iv) any other document necessary or desirable in connection with the fulfillment of the purposes of the Trust described in, and pursuant to, Section 2.03(a).

The authorization set forth in the preceding sentence will not be deemed a restriction on the power and authority of the Beneficiary and the Owner Trustee, on behalf of the Trust, to execute and deliver other agreements, documents instruments and securities or to take other actions on behalf of the Trust in connection with the fulfillment of the purposes of the Trust described in, and pursuant to, Section 2.03(a).

            (c) The Owner Trustee and the Beneficiary will at all times maintain the books, records and accounts of the Trust separate and apart from those of any other Person, and will cause the Trust to hold itself out as being a Person separate and apart from any other Person.

            (d) If the Trust enters into any interest rate swap or any other swap or derivative instrument (each, a "derivative instrument") in connection with its issuance of a series of Notes, such derivative instrument shall be entered into at the time of issuance of such series of Notes, shall not have a notional amount at the time of issuance in excess of the principal amount of such Notes and shall not thereafter be expected to exceed such principal amount outstanding



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from time to time, shall not require the Trust to make discretionary decisions
(other than decisions relating to the servicing of the Receivables) and shall have characteristics that relate to and are intended to hedge (partly or fully) against some risk or risks related to such series of Notes or the Receivables or Permitted Investments.

            (e) The Trust will not engage in any business or own any assets unrelated to the purposes of the Trust.

            SECTION 2.04.Appointment of Owner Trustee. In connection with the execution and delivery of the Existing Trust Agreement, the Beneficiary has appointed Chase Manhattan Bank USA, National Association as Owner Trustee of the Trust effective as of the date of the Existing Trust Agreement.

            SECTION 2.05. Declaration of Trust. The Owner Trustee hereby declares that it will hold the initial Trust Estate, the Receivables, the related Collateral Security and the other documents and assets described in
Section 2.03, together with any payments, proceeds or income of any kind from such documents or assets or any other source and any other property held under this Agreement (collectively, the "Trust Estate"), upon the trust set forth herein and, subject to the lien of the Indenture and the provisions of the Sale and Servicing Agreement, for the sole use and benefit of the Beneficiary and the Holders of any Supplemental Certificates. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Delaware Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust. The parties hereto agree that they will take no action contrary to the foregoing intention. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and, to the extent not inconsistent herewith, in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Trust.

            SECTION 2.06. Title to Trust Estate. Title to all of the Trust Estate will be vested in the Trust as a separate legal entity until this Agreement terminates pursuant to Article VII; provided, however, that if the laws of any jurisdiction require that title to any part of the Trust Estate be vested in the trustees of a trust, then title to that part of the Trust Estate will be deemed to be vested in the Owner Trustee or any co-trustee or separate trustee, as the case may be, appointed pursuant to Article VIII.

            SECTION 2.07. Nature of Interest in the Trust Estate. Neither the Beneficiary nor the Holders of any Supplemental Certificates will have any legal title to or right to possession of any part of the Trust.

            SECTION 2.08. Creation of Trust; Principal Office of Owner Trustee. The Owner Trustee has filed the Certificate of Trust relating to the Trust with the Secretary of State and will maintain the Owner Trustee's principal office in the State of Delaware. However, nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The Trust will be located and administered in the State of Delaware.



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            SECTION 2.09. Tax Matters. The parties hereto intend that, for income and franchise tax purposes, (a) so long as there is a single owner of the Seller Certificates, the Trust will be treated as a security device and disregarded as an entity and its assets shall be treated as owned in whole by the Beneficiary and (b) if there is more than one beneficial owner of the Seller's Certificates, the Trust shall be treated as a partnership for income and franchise tax purposes, with (i) the assets of the partnership being the Receivables and other assets of the Trust, (ii) the partners of the partnership being the Holders of the Seller's Certificates and (iii) the Notes issued by the Trust constituting debt of the partnership. The parties hereto will file all their tax returns in a manner consistent with that intent unless otherwise required by a taxing authority. Except as otherwise expressly provided herein, any tax elections required or permitted to be made by the Trust under the Code or otherwise will be made by the Beneficiary. The Trust will not elect to be treated as a corporation for any tax purpose.

            SECTION 2.10. Fiscal Year. The fiscal year of the Trust will end on the last day of December of each year.

            SECTION 2.11. Limitation on Liability of DCWR and Others. DCWR and any director or officer or employee or agent of DCWR may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. DCWR shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability. Neither the Beneficiary nor the Holders of any Supplemental Certificates will be personally liable for the debts or other obligations of the Trust, except to the extent provided in this Agreement and the Transaction Documents.

                                 ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE BENEFICIARY

            SECTION 3.01. Representations and Warranties of the Beneficiary. The Beneficiary hereby represents and warrants to the Owner Trustee as of the date of this Agreement and as of each date of issuance of Notes under the
Indenture:

            (a) The Beneficiary is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

            (b) The Beneficiary is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Beneficiary, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Noteholders hereunder or under the Indenture; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Owner Trustee or the Indenture Trustee has or may be required



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

at any time to obtain, if any, in connection with the transactions contemplated hereby or by any Transaction Document to which the Owner Trustee or the Indenture Trustee, as the case may be, is a party.

            (c) The execution and delivery of this Agreement and the consummation of the transactions provided for in this Agreement and in the Transaction Documents to which the Beneficiary is a party have been duly authorized by the Beneficiary by all necessary limited liability company action on its part, and each of this Agreement and the Transaction Documents to which the Beneficiary is a party will remain, from the time of its execution, an official record of the Beneficiary. The Beneficiary has the power and authority to acquire the DCMOT Certificate and to assign the property to be assigned to and deposited with the Trust pursuant to this Agreement and the Transaction Documents to which the Beneficiary is a party.

            (d) The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Beneficiary is a party or by which it or any of its properties are bound (other than violations of such indentures, contracts, agreements, mortgages, deeds of trust or other instruments which, individually or in the aggregate, would not have a material adverse effect on the Beneficiary's ability to perform its obligation under this Agreement).

            (e) The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Beneficiary.

            (f) There are no proceedings or investigations pending or threatened against the Beneficiary before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Beneficiary (i) asserting the invalidity of this Agreement or any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Beneficiary, would materially and adversely affect the performance by the Beneficiary of its obligations under this Agreement or the Transaction Documents, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Transaction Documents.

                                  ARTICLE IV

                            DISTRIBUTIONS OF FUNDS

            SECTION 4.01. Distribution of Funds.

            (a) All funds received by the Trust to the extent not encumbered by the Indenture or the Sale and Servicing Agreement, and otherwise available for distribution (or, if encumbered by the Indenture or the Sale and Servicing Agreement, such funds have been released by the relevant parties benefiting from such encumbrance) will be distributed to the Holders of the Seller's Certificates as herein provided.

            (b) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to any Holder of the Seller's Certificates, such tax shall reduce the amount otherwise distributable to such Holder in accordance with this Section. The Certificate Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable hereunder to such Holder sufficient funds for the payment of any withholding tax that is legally owed by the Trust (but such authorization shall not prevent the Certificate Paying Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Holder shall be treated as cash distributed to such Holder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution to a non-U.S. Holder, the Certificate Paying Agent may, at the written direction of the Administrator, withhold such amounts in accordance with this Section 4.01(b).

            SECTION 4.02. Payments from Trust Estate Only. All payments to be made on behalf of the Trust under this Agreement will be made only from the income and the capital proceeds derived from the Trust Estate and only to the extent that the Trust will have received income or capital proceeds from the Trust Estate. Each Holder of a Seller's Certificate, by its acceptance of such Seller's Certificate, agrees that it will look solely to the income and capital proceeds derived from the Trust Estate (to the extent available for payment as herein provided) and that, except as specifically provided herein, the Owner Trustee will not be subject to any liability in its individual capacity under this Agreement to the Holders of the Seller's Certificates or to any other Person.

            SECTION 4.03. Method of Payment. Subject to Section 7.01(c), distributions required to be made hereby to the Holders of such Seller's Certificates out of the funds released to the Trust in accordance with the Sale and Servicing Agreement, the Indenture and the Indenture Supplements shall be made by the Certificate Paying Agent to each Holder of record on the related Record Date by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such distribution date, or, if not, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register.

            SECTION 4.04. Establishment of Account. The Beneficiary hereby authorizes the Owner Trustee to establish with JPMorgan Chase Bank, N.A. (or if the Owner Trustee is not Chase Manhattan Bank USA, National Association, such other bank as the Owner Trustee shall select) and maintain on behalf of the Trust an account into which all funds received by the Owner Trustee on behalf of the Trust shall be deposited. Such account shall be designated the "Beneficiary Trust Account".

                                  ARTICLE V

                          DUTIES OF THE OWNER TRUSTEE

            SECTION 5.01. Action Upon Instructions.

            (a) It is the intention of the Beneficiary that the powers and duties of the Owner Trustee are to be purely ministerial only, and that the Beneficiary will have the power to direct the Owner Trustee as to all nonministerial matters concerning the administration of the Trust (to the extent such matters are within the powers of the Beneficiary). Accordingly, subject to Sections 5.01(b) and 5.01(c), and Article XII, the Beneficiary will direct the Owner Trustee in the management of the Trust and the Trust Estate. Such direction shall be exercised at any time only by written instruction of the Beneficiary delivered to the Owner Trustee pursuant to this Article V.

            (b) The Owner Trustee will take such action or actions as may be specified in any instructions delivered in accordance with Section 5.01(a); provided, however, that the Owner Trustee will not be required to take any such action if the Trustee Bank has been advised by counsel that such action
(i) is contrary to the terms hereof or of any document contemplated hereby to which the Trust or the Owner Trustee is a party or is otherwise contrary to law, or (ii) is reasonably likely to result in liability on the part of the Trustee Bank, unless the Trustee Bank will have received from the Beneficiary additional indemnification or security satisfactory to the Trustee Bank against all costs, expenses and liabilities arising from the Owner Trustee's taking such action.

            (c) The Beneficiary will not direct the Owner Trustee to take or refrain from taking any action that is not authorized or permitted by this Agreement or is contrary to this Agreement, nor will the Owner Trustee be obligated to follow any such direction.

            (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Transaction Document, or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action to be adopted, the Owner Trustee will promptly give notice to the Beneficiary requesting written instructions as to the course of action to be adopted and, to the extent the Owner Trustee acts in good faith in accordance with such written instructions received from the Beneficiary, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee will not have received appropriate written instructions within 30 days of such notice (or within such shorter period of time as reasonably may be specified in such notice) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement, as it deems to be in the best interests of the Beneficiary, and will have no liability to any Person for such action or inaction.

            (e) The Owner Trustee will, subject to this Section 5.01, act in accordance with the instructions given to it by the Beneficiary pursuant to
Section 5.01(a), and to the extent the Owner Trustee acts in good faith in accordance with such instructions, the Owner Trustee will not be liable on account of such action to any Person.

            (f) The Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Transaction Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Transaction Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

            SECTION 5.02. No Duty to Act Under Certain Circumstances. Notwithstanding anything contained herein to the contrary, neither the Trustee Bank nor the Owner Trustee, except a Trustee Bank authorized as co-trustee, will be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action would (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Trustee Bank; or (iii) subject the Trustee Bank to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Trustee Bank or the Owner Trustee, as the case may be, contemplated hereby. The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be at the expense of the Beneficiary) to determine whether any action required to be taken pursuant to the Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee may, or if instructed to do so by the Beneficiary, shall, appoint an additional trustee pursuant to Section 8.04 to proceed with such action.

            SECTION 5.03. No Duties Except Under Specified Agreements or Instructions.

            (a) The Owner Trustee will not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of, create, maintain or perfect any security interest or title in or otherwise deal with any part of the Trust Estate, prepare, file or record any document or report (including any tax related filing for any holder of Notes), or to otherwise take or refrain from taking any action under, or in connection with, this Agreement, the Trust or any document contemplated hereby to which the Trust or the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in written instructions from the Beneficiary received pursuant to Section 5.01; and no implied duties or obligations will be read into this Agreement against the Owner Trustee. Unless otherwise directed by the Beneficiary in accordance with Section 5.01(a), the Owner Trustee shall have no obligation or duty to take any action the Trust is authorized and empowered to take pursuant to
Section 2.03(a). The Owner Trustee nevertheless agrees that it will, in its individual capacity and at its own cost and expense, promptly take all action as may be necessary to discharge any lien, pledge, security interest or other encumbrance on any part of the Trust Estate which results from actions by or claims against the Trustee Bank not related to the ownership of any part of the Trust Estate.

            (b) The Owner Trustee agrees that it will not manage, control, use, lease, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to, or the authority conferred upon, the Owner Trustee pursuant to this Trust Agreement, or (ii) in accordance with the express terms hereof or with written instructions from the Beneficiary pursuant to Section 5.01. Unless otherwise directed by the Beneficiary in accordance with Section 5.01(a), the Owner Trustee shall not be required to perform any obligations or duties of the Trust under the Indenture, which duties and obligations shall be the sole responsibility of the Beneficiary or the Administrator, as the case may be.

            SECTION 5.04. Trust Operation. The operations of the Trust will be conducted in accordance with the following standards:

            (a) the Trust will act solely in its own name through the Owner Trustee (or the Administrator on its behalf) or the Beneficiary;

            (b) the Trust will not incur any indebtedness for money borrowed or incur any obligations except in connection with the purposes set forth in
Section 2.03 of this Agreement;

            (c) the Trust's funds and assets will at all times be maintained separately from those of the Beneficiary and its Affiliates;

            (d) the Trust will take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third persons that it is an entity with assets and liabilities distinct from those of the Beneficiary, the Beneficiary's Affiliates or any other third person, and will use stationery and other business forms of the Owner Trustee or the Trust and not that of the Beneficiary or any of its Affiliates, and will use its best efforts to avoid the appearance (i) of conducting business on behalf of the Beneficiary or any Affiliates thereof, or (ii) that the assets of the Trust are available to pay the creditors of the Beneficiary or any Affiliates thereof;

            (e) the Trust will not hold itself out as being liable for the debts of the Beneficiary or any Affiliates thereof;

            (f) the Trust will not engage in any transaction with the Beneficiary or any Affiliates thereof, except as required, or specifically permitted, by this Agreement or unless such transaction is otherwise on terms neither more favorable nor less favorable than the terms and conditions available at the time to the Trust for comparable transactions with other Persons; and

            (g) the Trust will not enter into any voluntary bankruptcy or insolvency proceeding without a finding by the Owner Trustee that the Trust's liabilities exceeds its assets or that the Trust is unable to pay its debts in a timely manner as they become due.

            SECTION 5.05. Execution of Documents. The Owner Trustee will, at the written direction of the Beneficiary, execute and deliver on behalf of the Trust such instruments, agreements and certificates contemplated hereby to which the Trust is or is to be a party. Absent such written direction, the Owner Trustee shall have no duty or obligation to execute or deliver any instruments, agreements or certificates on behalf of the Trust, all of which shall be executed and delivered by the Beneficiary on behalf of the Trust (other than those executed and delivered pursuant to the first sentence of this Section 5.05).

            SECTION 5.06. Nonpetition Covenants. Notwithstanding any prior termination of the Trust or this Agreement, the Owner Trustee, the Beneficiary and, by its acceptance of a Seller's Certificate, each Holder thereof covenants and agrees that it shall not at any time with respect to the Trust acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust; provided, however, that this Section
5.06 shall not preclude any remedy described in Article VII of the Indenture.

                                  ARTICLE VI

                          CONCERNING THE TRUSTEE BANK

            SECTION 6.01. Acceptance of Trust and Duties. The Trustee Bank accepts the trust hereby created and agrees to perform the same but only upon the terms of this Agreement. If, notwithstanding Section 4.03, the Trustee Bank receives moneys constituting part of the Trust Estate, the Trustee Bank agrees to disburse all such moneys in accordance with the terms of this Agreement. The Trustee Bank will not be answerable or accountable under any circumstances in its individual capacity, except (i) for its own willful misconduct, bad faith or negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.07, (iii) for the failure by the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 5.03(a), or (iv) for taxes, fees or other charges on, based on or measured by, any fees, commissions or other compensation earned by the Trustee Bank for acting as trustee hereunder. In particular, but not by way of limitation:

            (a) the Trustee Bank will not be personally liable for any error of judgment made in good faith by an authorized officer of the Owner Trustee so long as the same will not constitute negligence, bad faith or willful misconduct;

            (b) the Trustee Bank will not be personally liable with respect to any action taken or omitted to be taken by the Owner Trustee in good faith in accordance with the instructions of the Beneficiary;

            (c) no provision of this Agreement or any Transaction Document will require the Trustee Bank to expend or risk its personal funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Trustee Bank will have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it, including such advances as the Trustee Bank may reasonably request;

            (d) under no circumstance will the Trustee Bank be personally liable for the accuracy or performance of any representation, warranty, covenant, agreement or other obligation of the Trust, including any indebtedness of the Trust;

            (e) the Trustee Bank will not be personally responsible or liable for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Beneficiary or with respect to any agreement entered into by the Trust;

            (f) under no circumstances will the Trustee Bank be responsible or liable for the action or inaction of the Beneficiary, nor will the Trustee Bank be responsible for monitoring the performance of the Beneficiary's duties hereunder or of any other Person acting for or on behalf of the Trust;

            (g) in no event shall the Trustee Bank be personally liable for special, consequential or punitive damages unless such damages result from its willful misconduct or gross negligence, for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories, for the acts or omissions of brokers or dealers, and for any losses due to forces beyond the control of the Trustee Bank, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. The Trustee Bank shall have no responsibility for the accuracy of any information provided to the Beneficiary or any other Person that has been obtained from, or provided to the Trustee Bank by, any other Person;

            (h) the Trustee Bank shall not be liable for the default or misconduct of the Indenture Trustee under any of the Transaction Documents or otherwise, and the Trustee Bank shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Transaction Documents, in each case that are required to be performed by the Indenture Trustee under the Indenture; and

            (i) the Trustee Bank shall be under no obligation to exercise any of the rights or powers vested in it by this agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Transaction Document, at the request, order or direction of the Beneficiary, unless the Beneficiary has offered to the Trustee Bank security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee Bank therein or thereby. The right of the Trustee Bank to perform any discretionary act enumerated in this Agreement or in any Transaction Document shall not be construed as a duty, and the Trustee Bank shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

            SECTION 6.02. Furnishing of Documents. The Owner Trustee will furnish to the Beneficiary, within a reasonable time under the circumstances after receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee with respect to the Trust or the Trust Estate that are not, pursuant to this Agreement, any Transaction Document or otherwise, required to be forwarded directly by another Person to the Beneficiary.

            SECTION 6.03. Representations and Warranties as to the Trust Estate. The Owner Trustee makes no representation or warranty as to, and shall not be liable for, the title, value, condition, design, operation, merchantability or fitness for use of the Trust Estate (or any part thereof) or any other representation or warranty, express or implied, whatsoever with respect to the Trust Estate (or any part thereof).

            SECTION 6.04. Signature of Periodic Filings. The Beneficiary, as attorney-in-fact for the Owner Trustee, will sign on behalf of the Trust any Periodic Filings of the Trust or other documents relating to the Trust prepared by, or on behalf of, the Beneficiary or the Administrator.

            SECTION 6.05. Reliance; Advice of Counsel. The Owner Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes rely on an officer's certificate of the relevant party, as to such fact or matter, and such officer's certificate will constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the Trust, the Owner Trustee may, at the expense of the Trust, (i) execute the trust or any of the powers hereof and perform its powers and duties hereunder directly or through agents or attorneys, and the Owner Trustee will not be liable for the default or misconduct of any agent or attorney selected by the Owner Trustee with reasonable care; and (ii) consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it, and the Owner Trustee will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

            SECTION 6.06. Not Acting in Individual Capacity. Except as provided in this Article VI, in accepting the trust hereby created the Trustee Bank acts solely as Owner Trustee hereunder and not in its individual capacity; and all Persons having any claim against the Trust or the Owner Trustee, whether by reason of the transactions contemplated by this Agreement or otherwise, will look only to the Trust Estate (or a part thereof, as the case may be) for payment or satisfaction thereof, except as specifically provided in this Article VI.

            SECTION 6.07. Representations and Warranties. The Trustee Bank, other than a Trustee Bank appointed as a co-trustee, hereby represents and warrants to the Beneficiary that:

            (a) The Trustee Bank is a national banking association duly organized and validly existing in good standing under the laws of the United States. The Trustee Bank has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

            (b) The Trustee Bank has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

            (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by the Trustee Bank with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Trustee Bank or any judgment or order binding on the Trustee Bank, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which the Trustee Bank is a party or by which any of the Trustee Bank's properties may be bound.

            (d) The Trustee Bank complies with all of the requirements of Chapter 38, Title 12 of the Delaware Code relating to the qualification of a trustee of a Delaware statutory trust.

                                 ARTICLE VII

                        TERMINATION OF TRUST AGREEMENT

            SECTION 7.01. Termination of Trust Agreement.

            (a) The Trust shall dissolve upon the final distribution by the Indenture Trustee or the Owner Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the Delaware Statutory Trust Act and the terms of the Indenture, the Sale and Servicing Agreement and
Article V hereof. The bankruptcy, liquidation, dissolution, termination, death or incapacity of any Holder of a Seller's Certificate shall not (x) operate to terminate this Agreement or the Trust, or (y) entitle such Holder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

            (b) Except as provided in Section 7.01(a), the Holders of the Seller's Certificates shall not be entitled to revoke or terminate the Trust.

            (c) Notice of any dissolution of the Trust, specifying the date upon which Holders of the Seller's Certificates shall surrender their Seller's Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to the Holders mailed within five Business Days after the Owner Trustee obtains written notice from the Servicer of the final distribution of the Trust Estate referred to in Section 7.01(a), stating (i) the date upon or with respect to which final payment of the Seller's Certificates shall be made upon presentation and surrender of the Seller's Certificates at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such final date of distribution is not applicable, payments being made only upon presentation and surrender of the Seller's Certificates at the office of the Certificate Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Certificate Paying Agent at the time such notice is given to the Holders. Upon presentation and surrender of the Seller's Certificates, the Certificate Paying Agent shall cause to be distributed to the Holders amounts distributable on such date pursuant to Section 4.01.

            In the event that all of the Holders shall not surrender their Seller's Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee, at the written request of the Certificate Paying Agent shall give a second written notice to the remaining Holders to surrender their Seller's Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Seller's Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Holders concerning surrender of their Seller's Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable escheat laws, any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Certificate Paying Agent to the Beneficiary.

            (d) In winding up the Trust, the Owner Trustee shall, upon the release of the lien of the Indenture on the Trust Estate and the presentment and surrender of the Seller's Certificates to the Certificate Paying Agent for final distribution and cancellation, assign and convey to the Beneficiary or its designee, without recourse, representation or warranty, all right, title and interest of the Trust in and to the Trust Assets, whether then existing or thereafter created, and all proceeds thereof, except for amounts held in trust by the Indenture Trustee pursuant to Section 1103 of the Indenture. The Owner Trustee, at the expense and direction of the Beneficiary, shall execute and deliver such instruments of transfer and assignment, in each case without recourse, representation or warranty, as shall be prepared by the Beneficiary for execution by the Owner Trustee which are reasonably requested by the Beneficiary to vest in the Beneficiary all right, title and interest which the Trust had in the Trust Estate.

            (e) Upon the completion of winding up of the Trust in accordance with Section 3808 of the Delaware Statutory Trust Act, the Owner Trustee shall, at the written direction and expense of the Beneficiary, cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Delaware Statutory Trust Act and thereupon the Trust and this Agreement (other than Article XI) shall terminate.

                                 ARTICLE VIII

                   SUCCESSOR OWNER TRUSTEES, CO-TRUSTEES AND
                            SEPARATE OWNER TRUSTEES

            SECTION 8.01. Resignation and Removal of the Owner Trustee; Appointment of Successors. Upon the occurrence of a Disqualification Event with respect to the Owner Trustee, the Beneficiary may appoint a successor Owner Trustee by an instrument signed by the Beneficiary. If a successor Owner Trustee has not been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee or the Beneficiary may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor Owner Trustee has been appointed as above provided. Any successor Owner Trustee so appointed by such court will immediately and without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court. The Owner Trustee may resign at any time without cause by giving at least 30 days' prior written notice to the Beneficiary. In addition, the Beneficiary may at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee. No such removal or resignation shall become effective until a successor Owner Trustee, however appointed, becomes vested as Owner Trustee hereunder pursuant to Section 8.02. The Beneficiary will notify the Note Rating Agencies promptly after the resignation or removal of the Owner Trustee and promptly after the appointment of a successor Owner Trustee.

            SECTION 8.02. Transfer Procedures. Any successor Owner Trustee, however appointed, will execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and such other documents of transfer as may be necessary, and thereupon such successor Owner Trustee, without further act, will become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named an Owner Trustee herein and the predecessor Owner Trustee will be fully discharged of its duties and obligations to serve as Owner Trustee hereunder. The predecessor Owner Trustee shall promptly deliver to the successor Owner Trustee all documents, statements and monies held by it under this Agreement. The successor Owner Trustee shall promptly file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

            SECTION 8.03. Qualification of Owner Trustee. Any Owner Trustee will at all times (i) be a trust company or a banking corporation under the laws of its state of incorporation or a national banking association, having all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on a trust business in the State of Delaware, (ii) comply with Section 3807 (and any other applicable Section) of the Delaware Statutory Trust Act, (iii) have a combined capital and surplus of not less than $50,000,000 (or have its obligations and liabilities irrevocably and unconditionally guaranteed by an affiliated Person having a combined capital and surplus of at least $50,000,000) and (iv) have (or have a parent which has) a rating of at least Baa3 by Moody's, at least BBB- by Standard & Poor's or, if not rated, otherwise satisfactory to each Note Rating Agency.

            SECTION 8.04. Co-trustees and Separate Owner Trustees. Whenever the Owner Trustee or the Beneficiary shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Trust Estate shall be situated or to make any claim or bring any suit with respect to the Trust Estate, or whenever the Owner Trustee or the Beneficiary shall be advised by counsel satisfactory to them that such action is necessary or prudent, the Owner Trustee and the Beneficiary shall execute and deliver an agreement supplemental hereto and all other instruments and agreements, and shall take all other actions, necessary or proper to appoint one or more Persons either as co-trustee or co-trustees jointly with the Owner Trustee of all or any part of the Trust Estate, or as a separate trustee or separate trustees of all or any part of the Trust Estate, and to vest in such Persons, in such capacity, such title to the Trust Estate or any part thereof, and such rights or duties, as may be necessary or desirable, all for such period and under such terms and conditions as are satisfactory to the Owner Trustee and the Beneficiary. In case a Disqualification Event shall occur with respect to any such co-trustee or separate trustee, the title to the Trust Estate and all rights and duties of such co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Owner Trustee, without the appointment of a successor to such co-trustee or separate trustee.

            SECTION 8.05. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that such corporation shall be eligible pursuant to
Section 8.03 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Note Rating Agencies.

                                  ARTICLE IX

                                  AMENDMENTS

            SECTION 9.01. Amendments.

            (a) This Agreement may be amended from time to time, by a written instrument executed by the Owner Trustee, at the written direction of the Beneficiary, and the Beneficiary, without the consent of the Indenture Trustee or any Noteholders, upon issuance of an Issuer Tax Opinion, which shall not be expenses of the Owner Trustee or the Trustee Bank; provided, however, that (i) the Trust shall deliver to the Indenture Trustee and the Owner Trustee an Officer's Certificate (as defined in the Indenture) to the effect that the Trust reasonably believes that such amendment will not have an Adverse Effect (as defined in the Indenture) and is not reasonably expected to have an Adverse Effect at any time in the future and (ii) the Indenture Trustee shall have received written confirmation from each Note Rating Agency that such amendment will not have a Ratings Effect.

            (b) This Agreement may also be amended from time to time, by a written instrument executed by the Owner Trustee, at the written direction of the Beneficiary, and the Beneficiary, with prior written notice to each Note Rating Agency, with the consent of the Indenture Trustee, the consent of not less than 66 2/3% in Outstanding Dollar Principal Amount (as defined in the Indenture) of the Notes affected by such amendment, and upon issuance of an Issuer Tax Opinion; provided, however, that, without the consent of the Noteholders of all of the Notes then outstanding, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments in respect of the Receivables or distributions that are required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Dollar Principal Amount of the Notes, the Noteholders of which are required to consent to any such amendment. Notwithstanding anything to the contrary in the foregoing, any amendment to be effected pursuant to this Section 9.01(b) without the consent of each adversely affected Noteholder shall be subject to the Indenture Trustee's receipt of written confirmation from each applicable Note Rating Agency that such amendment will not have a Ratings Effect with respect to the adversely affected Notes.

            (c) Notwithstanding any provision of this Section 9.01 to the contrary, no amendment may be made to this Agreement which would adversely affect in any material respect the interests of any Holders of the Seller's Certificates without the consent of the Holders of Seller's Certificates evidencing not less than a majority of the Percentage Interests of the outstanding Seller's Certificates; provided, however, that, without the consent of the Holders of all of the Seller's Certificates then outstanding, no such amendment shall (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments in respect of the Receivables or distributions that are required to be made for the benefit of the Holders of the Seller's Certificates or (y) reduce the aforesaid Percentage Interests of the outstanding Seller's Certificates, the Holders of which are required to consent to any such amendment.

            (d) Promptly after the execution of any such amendment or consent, the Trust shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and, if applicable, each Note Rating Agency.

            (e) It shall not be necessary for the consent of the Noteholders or the Holders of the Seller's Certificates pursuant to this Section 9.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

            (f) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

            (g) Prior to the execution of any amendment to this Agreement, the Certificate of Trust or any Transaction Document to which the Trust is a party, the Owner Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel to the effect that such amendment is authorized or permitted by this Agreement and such other Transaction Documents, and all conditions precedent in this Agreement and such other Transaction Documents to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

                                  ARTICLE X

                           THE SELLER'S CERTIFICATES

            SECTION 10.01. Initial Beneficiary of Trust. Upon the execution and delivery of this Agreement and the issuance of the DCMOT Certificate to DCWR on the Effective Date as hereinafter provided, DCWR shall continue to be the Beneficiary of the Trust, and the "Ownership Interest" (under and as defined in the Existing Trust Agreement) previously held by DCWR shall be deemed cancelled and terminated.

            SECTION 10.02. The Seller's Certificates.

            (a) The DCMOT Certificate, together with any outstanding Supplemental Certificates issued pursuant to Section 10.10, shall represent the entire beneficial interest in the Trust Estate, subject to lien of the Indenture and the provisions of the Sale and Servicing Agreement. The DCMOT Certificate and any outstanding Supplemental Certificates shall each be a Seller's Certificate entitling the Holder thereof to receive, to the extent provided herein, such Seller's Certificate's Percentage Interest in the distributions in respect of the Seller's

Interest. From the Effective Date until the issuance of any Supplemental Certificates pursuant to Section 10.10, the DCMOT Certificate shall be the sole Seller's Certificate.

            (b) Each Seller's Certificate shall be issued in definitive, fully registered form. The DCMOT Certificate shall be substantially in the form attached hereto as Exhibit B, and any Supplemental Certificate shall be substantially in the form provided in the related Supplemental Certificate Amendment. Each Seller's Certificate shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer or assistant officer of the Owner Trustee. Any Seller's Certificate bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Owner Trustee, shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the delivery of such Seller's Certificate or does not hold such office at the date of such Seller's Certificate.

            SECTION 10.03. Authentication of Seller's Certificates. On the Effective Date, the Owner Trustee is hereby authorized to execute on behalf of the Trust the DCMOT Certificate registered in the name of DCWR and is hereby authorized to authenticate and deliver the initial DCMOT Certificate on such date to DCWR without any corporate action by DCWR, or any action by any other Person, being required. Any Seller's Certificate (including any Supplemental Certificate) issued after the Effective Date shall be authenticated and delivered by the Certificate Registrar upon the written order of the Beneficiary signed by its chairman of the board, its president, any vice president, its secretary, any assistant secretary or any authorized signatory. No Seller's Certificate shall entitle the Holder thereof to any benefit under this Agreement or be valid for any purpose unless there shall appear on such Seller's Certificate a certificate of authentication substantially in the form set forth in Exhibit B (in the case of the DCMOT Certificate) and in the form provided in the Supplemental Certificate Amendment (in the case of a Supplemental Certificate), in each case, executed by the Owner Trustee or the Certificate Registrar, as the case may be, by manual signature. Such authentication shall constitute conclusive evidence that the Seller's Certificate shall have been duly authenticated and delivered hereunder and validly issued and entitled to the benefits of this Agreement. Each Seller's Certificate shall be dated the date of its authentication.

            SECTION 10.04. Registration of Seller's Certificates; Limitations on Transfer.

            (a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 10.06, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of the Seller's Certificates and, to the extent permitted by this Agreement, of transfers and exchanges of the Seller's Certificates. The Trust hereby appoints BNY as the initial Certificate Registrar. Unless the context requires otherwise, any reference in this Agreement to the Certificate Registrar shall include any co-certificate registrar appointed by the Certificate Registrar and acceptable to the Administrator.

            Upon surrender for registration of transfer of any Seller's Certificate at the office or agency maintained pursuant to Section 10.06, the Owner Trustee shall execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, a single, new Seller's Certificate dated the date of authentication by the Certificate Registrar.

            Every Seller's Certificate presented or surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder of such Seller's Certificate or such other Person duly authorized in writing. Each Seller's Certificate surrendered for registration of transfer shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

            No service charge shall be made for any registration of transfer or exchange of the Seller's Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Seller's Certificates.

            The preceding provisions of this Section notwithstanding, the Trust shall not make, and the Certificate Registrar shall not register transfers or exchanges of, any Seller's Certificate for a period of 15 days preceding the due date for any payment with respect to such Seller's Certificate.

            (b) The Holder of the DCMOT Certificate shall not sell, participate, transfer, assign or otherwise pledge or convey all or any part of its right, title and interest in the DCMOT Certificate, except in accordance with Sections 10.10 and 10.11. Any purported transfer by the Holder of the DCMOT Certificate of all or any part of its right, title and interest in and to the DCMOT Certificate not in compliance with the terms of Sections 10.10 and 10.11 shall be null and void.

            (c) The Holder of a Supplemental Certificate shall not sell, participate, transfer, assign or otherwise pledge or convey all or any part of its right, title and interest in such Supplemental Certificate, except in accordance with Section 10.10. Any purported transfer by the Holder of a Supplemental Certificate of all or any part of its right, title and interest in and to such Supplemental Certificate not in compliance with the terms of
Section 10.10 shall be null and void.

            SECTION 10.05. Mutilated, Destroyed, Lost or Stolen Seller's Certificates. If (i) a mutilated Seller's Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of a Seller's Certificate and (ii) there shall be delivered to the Owner Trustee such security or indemnity as may be required by the Owner Trustee to hold it harmless, then in the absence of notice that such Seller's Certificate has been acquired by a protected purchaser, the Owner Trustee on behalf of the Trust shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of the mutilated, destroyed, lost or stolen Seller's Certificate, a new Seller's Certificate of like tenor and Percentage Interest. In connection with the issuance of the new Seller's Certificate under this Section, the Owner Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Seller's Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Seller's Certificate shall be found at any time.

            SECTION 10.06. Maintenance of Office or Agency. The Trust shall maintain an office or agency where the Seller's Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trust in respect of the Seller's Certificates, this Agreement and the Transaction Documents may be served. The Trust hereby designates the Certificate Registrar, initially located at 101 Barclay Street, New York, New York 10286, as its office for such purposes. The Certificate Registrar shall give prompt written notice to the Trust, the Owner Trustee, the Administrator and the Holders of the Seller's Certificates of any change in the location of the Certificate Register or any such office or agency.

            SECTION 10.07. Persons Deemed Holders. The Trust, the Owner Trustee, the Certificate Registrar, the Certificate Paying Agent and the Administrator shall treat the Person in whose name each Seller's Certificate is registered in the Certificate Register as the owner of such Seller's Certificate for the purpose of receiving distributions pursuant to Section
5.01 and for all other purposes whatsoever, and none of the Trust, the Beneficiary, the Owner Trustee, the Certificate Registrar, the Certificate Paying Agent or the Administrator shall be bound by any notice to the contrary.

            SECTION 10.08. Holders' Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Beneficiary, the Owner Trustee, the Administrator and the Certificate Paying Agent, within 15 days after receipt by the Certificate Registrar of a written request therefor from any such party, a list, in such form as such Person may reasonably require, of the names and addresses of the Holders of the Seller's Certificates as of a recent date. If the Holder of a Supplemental Certificate applies in writing to the Certificate Registrar, and such application states that the applicant desires to communicate with other Holders of Supplemental Certificates with respect to their rights under this Agreement or under the Supplemental Certificates, then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such applicant access during normal business hours to the current list of the Holders of the Supplemental Certificates. Each Holder, by receiving and holding a Seller's Certificate, shall be deemed to have agreed not to hold any of the Certificate Registrar, the Beneficiary, the Owner Trustee, the Administrator or the Certificate Paying Agent accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

            SECTION 10.09. Appointment of Certificate Paying Agent. The Certificate Paying Agent shall make distributions to the Holders of the Seller's Certificates in accordance with the provisions hereof and shall report the amounts of such distributions to the Owner Trustee and the Administrator. The Administrator, on behalf of the Trust, may remove the Certificate Paying Agent if the Administrator determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Certificate Paying Agent initially shall be BNY. At any time, the Certificate Paying Agent may include any other co-paying agent chosen by the Administrator and acceptable to the Owner Trustee. No Certificate Paying Agent shall be permitted to resign as Certificate Paying Agent without 30 day's prior written notice to the Administrator and the Owner Trustee. In the event that BNY shall no longer be the Certificate Paying Agent, the

Administrator, on behalf of the Trust, shall appoint a successor to act as Certificate Paying Agent (which successor shall be a bank or trust company). Such successor Certificate Paying Agent shall execute and deliver to the Owner Trustee an instrument in which such successor Certificate Paying Agent shall agree with the Trust and the Owner Trustee that, as Certificate Paying Agent, such successor Certificate Paying Agent will hold all sums, if any, held by it for payment to the Holders of the Seller's Certificates in trust for the benefit of the Holders entitled thereto until such sums shall be paid to the Holders of the Seller's Certificates. The resigning Certificate Paying Agent shall return all unclaimed funds to the Owner Trustee and, upon removal of a Certificate Paying Agent, such Certificate Paying Agent shall also return all funds in its possession to the Owner Trustee. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

            SECTION 10.10. Partial Transfer of the DCMOT Certificate; Issuance and Transfer of Supplemental Certificates.

            (a) The Beneficiary, as Holder of the DCMOT Certificate, may surrender the DCMOT Certificate to the Owner Trustee or the Certificate Registrar in exchange for a newly issued DCMOT Certificate and one or more additional certificates (each such additional certificate, a "Supplemental Certificate") to be delivered to or upon the order of the Beneficiary. The terms of any Supplemental Certificate shall be defined in an amendment (a "Supplemental Certificate Amendment") to this Agreement, to be delivered to or upon the order of the Beneficiary (or the Holder of a Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions:

                  (i) the result obtained by multiplying (x) the Seller's Participation Amount by (y) the percentage equivalent of the portion of the Seller's Interest represented by the DCMOT Certificate, shall not be less than 2% of the Pool Balance, in each case as of the date of, and after giving effect to, such exchange;

                  (ii) the Beneficiary shall have delivered to the Indenture Trustee, the Owner Trustee, any Agent and any Enhancement Provider an Issuer Tax Opinion, dated the date of such exchange (or transfer or exchange as provided below), with respect thereto;

                  (iii) the Rating Agency Condition (as defined in the Sale and Servicing Agreement) shall have been satisfied with respect such exchange (or transfer or exchange as provided below); and

                  (iv) the transfer restrictions set forth in Section 10.12 shall have been complied with.

Any Supplemental Certificate Amendment entered into upon satisfaction of the foregoing conditions shall be deemed not to have an Adverse Effect (as defined in the Indenture) as of the date of such amendment or at any time in the future.

            (b) Any Supplemental Certificate may be transferred or exchanged by the Holder thereof only upon satisfaction of the conditions set forth in clauses (ii), (iii) and (iv) above.

            SECTION 10.11. Transfer of the DCMOT Certificate in Whole.

            Notwithstanding anything herein to the contrary, the Beneficiary, as Holder of the DCMOT Certificate, may sell, participate, transfer, assign or otherwise pledge or convey its entire right, title and interest in the DCMOT Certificate only to a Designated Affiliate in accordance with Section 7.04 of the Sale and Servicing Agreement and in compliance with the transfer restrictions set forth in Section 10.12 of this Agreement.

            SECTION 10.12. Transfer Restrictions.

            (a) Securities Law Restrictions. The Seller's Certificates have not been and will not be registered under the Securities Act and will not be listed on any exchange. No transfer of a Seller's Certificate in whole or in part after the Effective Date shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities laws, in order to assure compliance with the Securities Act and such laws, the Holder desiring to effect such transfer and such Holder's prospective transferee shall each certify to the Owner Trustee and the Certificate Registrar in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit C (the "Transferor Certification") and either Exhibit D (the "Investment Letter") or Exhibit E (the "Rule 144A Letter"). Except in the case of a transfer as to which the proposed transferee has provided a Rule 144A Letter, there shall also be delivered to the Owner Trustee and the Certificate Registrar an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee or the Certificate Registrar; provided that such Opinion of Counsel in respect of the applicable state securities laws may be a memorandum of law rather than an opinion if such counsel is not licensed in the applicable jurisdiction. The Beneficiary shall provide to any Holder of a Seller's Certificate and any prospective transferee designated by any such Holder, information regarding the Seller's Certificates and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) under the Securities Act for transfer of any such Seller's Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. Each Holder of a Seller's Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Certificate Registrar and the Beneficiary against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws. The Owner Trustee or the Certificate Registrar, as applicable, shall cause each Seller's Certificate to contain a legend in the form set forth on the form of the DCMOT Certificate attached hereto as Exhibit B.

            (b) ERISA Restrictions. The Seller's Certificates may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA,
(ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding a Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan; provided, however, that in the case of any transfer of a Seller's Certificate in whole or in part after the Effective Date, each prospective transferee of such Seller's Certificate shall deliver to the Trust, the Owner Trustee, the Certificate Registrar and the Beneficiary a written certification, upon which the Trust, the Owner Trustee, the Certificate Registrar and the Beneficiary shall conclusively rely, stating that the transfer to such prospective transferee of the Seller's Certificate is in accordance with the restrictions set forth in this Section 10.12(b) and indemnifying the Trust, the Owner Trustee, the Certificate Registrar and the Beneficiary against any liability that may result if the transfer is not made in accordance with this Section 10.12(b). The Owner Trustee or the Certificate Registrar, as applicable, shall cause each Seller's Certificate to contain a legend in the form set forth on the form of the DCMOT Certificate attached hereto as Exhibit B.

                                  ARTICLE XI

               COMPENSATION OF TRUSTEE BANK AND INDEMNIFICATION

            SECTION 11.01. Trustee Bank Fees and Expenses. The Trustee Bank will receive all fees and other charges described in a separate fee agreement between DaimlerChrysler Services North America LLC and the Trustee Bank promptly when due thereunder and the Trustee Bank will be reimbursed for all other reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) incurred by it in connection with its acting as Owner Trustee of the Trust.

            SECTION 11.02. Indemnification. To the fullest extent permitted by law, the Beneficiary hereby agrees, whether or not any of the transactions contemplated by this Agreement will be consummated, to assume liability for, and hereby indemnifies, protects, saves and keeps harmless the Trustee Bank and its officers, directors, successors, assigns, legal representatives, agents and servants (each an "Indemnified Person"), from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against an Indemnified Person (whether or not also indemnified against by any other Person) in any way relating to or arising out of this Agreement or any other related documents or the enforcement of any of the terms of any thereof, the administration of the Trust Estate or the action or inaction of the Owner Trustee or the Trustee Bank under this Agreement, and the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any property (including any strict liability, any liability without fault and any latent and other defects, whether or not discoverable), except, in any such case, to the extent that any such liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses and disbursements are the result of any of the matters described in the exception in the third sentence of Section 6.01.

            In case any such action, investigation or proceeding will be brought involving an Indemnified Person, the Beneficiary will assume the defense thereof, including the employment of counsel and the payment of all expenses. The Trustee Bank will have the right to employ separate counsel in any such action, investigation or proceeding and to participate in the defense thereof and the reasonable counsel fees and expenses of such counsel will be paid by the

Beneficiary. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Trustee Bank's choice of legal counsel shall be subject to the approval of the Beneficiary, which approval shall not be unreasonably withheld.

            The indemnification set forth herein will survive the termination of this Agreement and the resignation or removal of the Trustee Bank.

                                 ARTICLE XII

                                 MISCELLANEOUS

            SECTION 12.01. Conveyance by the Owner Trustee is Binding. Any sale or other conveyance of any part of the Trust Estate by the Owner Trustee made pursuant to the terms of this Agreement will bind the Holders of the Seller's Certificates and will be effective to transfer or convey all beneficial interest of the Owner Trustee and Beneficiary in and to such part of the Trust Estate, as the case may be. No purchaser or other grantee will be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee or the officers.

            SECTION 12.02. Instructions; Notices. All instructions, notices, requests or other communications ("Deliveries") desired or required to be given under this Agreement will be in writing and will be sent by (a) certified or registered mail, return receipt requested, postage prepaid, (b) national prepaid overnight delivery service, (c) telecopy, facsimile or other electronic transmission capable of transmitting or creating a written record or (d) personal delivery, with receipt acknowledged in writing:

            (i)   if to DCWR:

                  DaimlerChrysler Wholesale Receivables LLC
                  27777 Inkster Road
                  Farmington Hills, Michigan 48334
                  Attention: Assistant Secretary
                  Facsimile: (248) 427-2550

            (ii)  if to the Owner Trustee:

                  Chase Manhattan Bank USA, National Association
                  c/o JPMorgan Chase Bank, N.A.
                  500 Stanton Christiana Road, Fl. 3/OPS4

                  Newark, Delaware 19713
                  Attention: Corporate Trustee Department
                  Facsimile: (302) 984-4903

All Deliveries will be deemed given when actually received or refused by the party to whom the same is directed (except to the extent sent by certified or registered mail, return receipt requested, postage prepaid, in which event such Deliveries will be deemed given three days after the date of mailing and except to the extent sent by telecopy, facsimile or other electronic transmission, in which event such Deliveries will be deemed given when answer back is received). Either party may designate a change of address or supplemental address by notice to the other party, given at least 15 days before such change of address is to become effective.

            SECTION 12.03. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable any provision hereof in any other jurisdiction.

            SECTION 12.04. Limitation of Liability.

            (a) Neither the Beneficiary nor any officer, director, employee, agent, partner, shareholder, trustee or principal of the Beneficiary, the Trust or any Person owning, directly or indirectly, any legal or beneficial interest in the Beneficiary, will have any liability or obligation with respect to the Trust or the performance of this Agreement or any other agreement, document or instrument executed by the Trust, and the creditors of the Trust and all other Persons will look solely to the Trust Estate for the satisfaction of any claims with respect thereto. The foregoing limitation of liability is subject to Section 12.06 and is in addition to, and not exclusive of, any limitation of liability applicable to the Persons referred to above by operation of law.

            (b) All agreements entered into by the Trust under which the Trust would have any material liability will contain an exculpatory provision substantially to the following effect:

                  Neither any trustee nor any beneficiary of DaimlerChrysler Master Owner Trust nor any of their respective officers, directors, employers or agents will have any liability with respect to this agreement, and recourse may be had solely to the assets of DaimlerChrysler Master Owner Trust with respect thereto.

            SECTION 12.05. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

            SECTION 12.06. Successors and Assigns. All covenants and agreements contained herein will be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns and the Beneficiary and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Beneficiary will bind the successors and assigns of the Beneficiary.

            SECTION 12.07. Headings. The headings of the various Sections herein are for convenience of reference only and will not limit any of the terms or provisions herein.

            SECTION 12.08. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE

STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

            SECTION 12.09. No Recourse. Each Holder by accepting a Seller's Certificate acknowledges that the Seller's Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Beneficiary, the Servicer, the Administrator, the Owner Trustee (in its individual capacity), the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Seller's Certificates or the Transaction Documents.

            IN WITNESS WHEREOF, the parties hereto have each caused this Amended and Restated Trust Agreement to be duly executed, by their respective officers hereunto duly authorized all as of the day and year first above written.

                                       CHASE MANHATTAN BANK USA,
                                       NATIONAL ASSOCIATION, as Owner
                                       Trustee

                                       By:    /s/ John J. Cashin
                                           ----------------------------
                                          Name:   John J. Cashin
                                          Title:  Vice President




                                       DAIMLERCHRYSLER WHOLESALE
                                       RECEIVABLES LLC, as Beneficiary

                                       By:  CHRYSLER FINANCIAL
                                            RECEIVABLES CORPORATION, a member



                                       By:    /s/ M. L. Davis
                                           ---------------------------------
                                          Name:   M. L. Davis
                                          Title:  Assistant Controller

                                                                     EXHIBIT A

                                    FORM OF
                            CERTIFICATE OF TRUST OF
                      DAIMLERCHRYSLER MASTER OWNER TRUST
(as originally filed with the Secretary of State of Delaware on June 6, 2002)


            THIS Certificate of Trust of DaimlerChrysler Master Owner Trust (the "Trust") has been duly executed and is being filed by Chase Manhattan Bank USA, National Association, a national banking association, as trustee, to create a business trust under the Delaware Business Trust Act (12 Del. C., ss. 3801 et seq.).

            1.Name. The name of the business trust created hereby is DaimlerChrysler Master Owner Trust.

            2.Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Chase Manhattan Bank USA, National Association, c/o JPMorgan Chase Bank, 500 Stanton Christiana Road, Fl. 3/OPS4, Newark, Delaware 19713, Attention: Corporate Trust Department.

            3.Effective Date. This Certificate of Trust shall be effective on June 11, 2002.

            IN WITNESS WHEREOF, the undersigned, has executed this Certificate of Trust in accordance with Section 3811(a) of the Delaware Business Trust Act.

                                     CHASE MANHATTAN BANK USA, NATIONAL
                                         ASSOCIATION, not in its individual
                                         capacity but solely as Owner Trustee

                                         By:
                                            -------------------------------
                                           Name:
                                           Title:

                                                                     EXHIBIT B

                                    FORM OF
                               DCMOT CERTIFICATE

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

            THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (III) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY (EACH, A "BENEFIT PLAN"). BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER HEREOF SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.

            THIS CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT REFERRED TO HEREIN.

No. R-__                                              Percentage Interest: 100%

                      DAIMLERCHRYSLER MASTER OWNER TRUST

                               DCMOT CERTIFICATE

            This certifies that DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC is the registered owner of a ONE HUNDRED PERCENT (100%) beneficial interest (the "Percentage Interest") in the property of DaimlerChrysler Master Owner Trust (the "Trust"), subject to lien of the Indenture and the provisions of the Sale and Servicing Agreement (each, as defined below). The Trust is a Delaware statutory trust governed by the Amended and Restated Trust Agreement, dated as of December 16, 2004 (as amended and supplemented from time to time, the "Trust Agreement"), between DaimlerChrysler Wholesale Receivables LLC (together with its successors and permitted assigns, "DCWR") and Chase Manhattan Bank USA, National Association, as owner trustee (together with its successors in such capacity, the "Owner Trustee"). Capitalized terms used and not otherwise defined in this Certificate shall have the meanings assigned thereto in the Trust Agreement.

            The corpus of the Trust consists primarily of wholesale (i.e., dealer floorplan) receivables (the "Receivables") generated from time to time in the ordinary course of business in a portfolio of revolving financing arrangements (the "Accounts") of DaimlerChrysler Services North America LLC (together with its successors and permitted assigns, "DCS") meeting certain eligibility criteria. The Receivables and related collateral security are sold by DCWR to the Trust pursuant to the Sale and Servicing Agreement, dated as of December 16, 2004 (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among DCWR as Seller, DCS as Servicer, and the Trust. This DCMOT Certificate does not represent an interest in or obligation of DCS, DCWR, DaimlerChrysler Corporation or any of their affiliates.

            This Certificate is the "DCMOT Certificate" and a "Seller's Certificate" referred to in the Trust Agreement, with the Holder hereof being the "Beneficiary" under the Trust Agreement. Until the issuance of any Supplemental Certificates pursuant to the Trust Agreement, this DCMOT Certificate shall be the sole Seller's Certificate.

            The Holder of this DCMOT Certificate shall be entitled to receive, to the extent provided in the Trust Agreement, the Percentage Interest in the distributions in respect of the Seller's Interest which includes such property of the Trust not allocated to the Noteholders' Interest pursuant to the Sale and Servicing Agreement, the Amended and Restated Indenture, dated as of December 16, 2004 (as amended and supplemented from time to time, the "Indenture"), between the Trust and The Bank of New York, as indenture trustee (together with its successors in such capacity, the "Indenture Trustee), and the Indenture Supplements relating to the Auto Dealer Loan Asset Backed Notes (the "Notes") issued by the Trust.

            The parties to the Trust Agreement intend that, for income and franchise tax purposes, (a) so long as there is a single owner of the Seller Certificates, the Trust will be treated as a security device and disregarded as an entity and its assets shall be treated as owned in whole by the Beneficiary and (b) if there is more than one beneficial owner of the Seller's Certificates, the Trust shall be treated as a partnership for income and franchise tax purposes, with the assets of the partnership being the Receivables and other assets of the Trust, the partners of the partnership being the Holders of the Seller's Certificates and the Notes issued by the Trust constituting debt of the partnership. The parties to the Trust Agreement will file all their tax returns in a manner consistent with that intent unless otherwise required by a taxing authority. Except as otherwise expressly provided in the Trust Agreement, any tax elections required or permitted to be made by the Trust under the Internal Revenue Code of 1986, as amended, or otherwise will be made by the Beneficiary. The Trust will not elect to be treated as a corporation for any tax purpose.

            This DCMOT Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which agreement, as amended and supplemented from time to time, the Holder of this DCMOT Certificate by virtue of the acceptance hereof hereby assents and is bound.

            This DCMOT Certificate does not purport to summarize the Trust Agreement, the Sale and Servicing Agreement, the Indenture or the Indenture Supplements, and reference is hereby made to such agreement for information with respect to the interests, rights, benefits, obligations and duties evidenced hereby. Copies of the Trust Agreement, the Sale and Servicing

Agreement, the Indenture and the Indenture Supplements may be requested from the Owner Trustee by writing to the Owner Trustee at its Corporate Trust Office, which is initially located at Chase Manhattan Bank USA, National Association, c/o JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, Fl. 3/OPS4, Newark, Delaware 19713, Attention: Corporate Trustee Department.

            The obligations created by the Trust Agreement shall terminate upon the dissolution of the Trust pursuant to Section 7.01 of the Trust Agreement.

            Notwithstanding any prior termination of the Trust or Trust Agreement, the Owner Trustee, the Beneficiary and, by its acceptance of a Seller's Certificate, each Holder thereof covenants and agrees that it shall not at any time with respect to the Trust acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

            Unless the certificate of authentication hereon has been executed by or on behalf of the [Owner Trustee/Certificate Registrar],1 by manual signature, this DCMOT Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

            THIS DCMOT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.






-------------------
1 Pursuant to Section 10.03 of the Trust Agreement, only the initial DCMOT Certificate issued to DCWR on the Effective Date shall be authenticated by the Owner Trustee.

            IN WITNESS WHEREOF, the Trust has caused this DCMOT Certificate to be duly executed.

                                 DAIMLERCHRYSLER MASTER OWNER TRUST

                                 By: CHASE MANHATTAN BANK USA, NATIONAL
                                     ASSOCIATION, not in its individual
                                     capacity, but solely as Owner Trustee


                                 By:
                                    ---------------------------------------
                                     Name:
                                     Title:


                 [OWNER TRUSTEE'S] [CERTIFICATE REGISTRAR'S]
                         CERTIFICATE OF AUTHENTICATION

            This is the DCMOT Certificate described in the within-mentioned Trust Agreement.

                                 [CHASE MANHATTAN BANK USA, NATIONAL
                                 ASSOCIATION, not in its individual capacity, but solely as Owner Trustee] [THE BANK OF NEW YORK, as Certificate Registrar]

                                 By:
                                    ---------------------------------------
                                    Name:
                                    Title:

Dated: _________________

                                                                     EXHIBIT C

                                    FORM OF
                           TRANSFEROR CERTIFICATION

                                    [DATE]

[Beneficiary]
[Beneficiary Address]

[Owner Trustee]
[Owner Trustee Address]

[Certificate Registrar]
[Certificate Registrar Address]

            Re:   DaimlerChrysler Master Owner Trust
                  [DCMOT Certificate] [Supplemental Certificate]

Ladies and Gentlemen:

            In connection with our disposition of the above-referenced Certificate (the "Certificate"), we certify that (a) we understand that the Certificate has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and is being transferred by us in a transaction that is exempt from the registration requirements of the Securities Act and (b) we have not offered or sold the Certificate (or any other Seller's Certificates) to, or solicited offers to buy the Certificate (or any other Seller's Certificates) from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of
Section 5 of the Securities Act.

                                          Very truly yours,

                                          [NAME OF TRANSFEROR]



                                          By:
                                             ------------------------------
                                          Name:
                                          Title:

                                                                     EXHIBIT D

                                    FORM OF
                               INVESTMENT LETTER

                                    [DATE]

[Beneficiary]
[Beneficiary Address]

[Owner Trustee]
[Owner Trustee Address]

[Certificate Registrar]
[Certificate Registrar Address]

            Re:   DaimlerChrysler Master Owner Trust
                  [DCMOT Certificate] [Supplemental Certificate]

Ladies and Gentlemen:

            In connection with our acquisition of the above-referenced Certificate (the "Certificate"), we certify that (a) we understand that the Certificate is not being registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Securities Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Securities Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificate, (c) we have had the opportunity to ask questions of and receive answers from the seller concerning the purchase of the Certificate and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificate, (d) we are acquiring the Certificate for investment for our own account and not with a view to any distribution of such Certificate (but without prejudice to our right at all times to sell or otherwise dispose of the Certificate in accordance with clause (f) below), (e) we have not offered or sold the Certificate (or any Seller's Certificates) to, or solicited offers to buy the Certificate (or any Seller's Certificates) from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action that would result in a violation of
Section 5 of the Securities Act or any state securities laws and (f) we will not sell, transfer or otherwise dispose of the Certificate unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act and in compliance with any relevant state securities laws or is exempt from such registration requirements and, if requested, we will at our expense provide an Opinion of Counsel satisfactory to the addresses of this letter that such sale, transfer or other disposition may be made pursuant to an exemption from the Securities Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this letter and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Amended and Restated Trust

Agreement, dated as
of December 16, 2004 (the "Trust Agreement"), between DaimlerChrysler Wholesale Receivables LLC and Chase Manhattan Bank USA, National Association, as Owner Trustee.

                                          Very truly yours,

                                          [NAME OF TRANSFEREE]



                                          By:
                                             ------------------------------
                                          Name:
                                          Title:

                                                                     EXHIBIT E

                                    FORM OF
                               RULE 144A LETTER

                                    [DATE]

[Beneficiary]
[Beneficiary Address]

[Owner Trustee]
[Owner Trustee Address]

[Certificate Registrar]
[Certificate Registrar Address]

            Re:   DaimlerChrysler Master Owner Trust
                  [DCMOT Certificate] [Supplemental Certificate]

Ladies and Gentlemen:

            In connection with our acquisition of the above-referenced Certificate (the "Certificate"), we certify that (a) we understand that the Certificate is not being registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Securities Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificate, (c) we have had the opportunity to ask questions of and receive answers from the seller concerning the purchase of the Certificate and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificate, (d) we have not, nor has anyone acting on our behalf, offered, transferred, pledged, sold or otherwise disposed of the Certificate or any interest in the Certificate, or solicited any offer to buy, transfer, pledge or otherwise dispose of the Certificate or any interest in the Certificate from any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Certificate under the Securities Act or that would render the disposition of the Certificate a violation of Section 5 of the Securities Act or any state securities laws or require registration pursuant thereto, and we will not act, or authorize any person to act, in such manner with respect to the Certificate, (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificate for our own account or for resale pursuant to Rule 144A and understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (ii) pursuant to another exemption from registration under the Securities Act.

                                          Very truly yours,

                                          [NAME OF TRANSFEREE]



                                          By:
                                             ------------------------------
                                          Name:
                                          Title:



                                     E-2